Registration No.


                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                       ____________________

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                       ____________________

                             ACC CORP.
        (Exact name of issuer as specified in its charter)

                DELAWARE                16-1175232
          (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.)

               400 WEST AVENUE, ROCHESTER, NY 14611
             (Address of Principal Executive Offices)

                             ACC CORP.
                 EMPLOYEE LONG TERM INCENTIVE PLAN
  (formerly known as the "ACC Corp. Employee Stock Option Plan")
                     (Full title of the Plan)
                       ____________________

                        UNDERBERG & KESSLER
                         1800 CHASE SQUARE
                     ROCHESTER, NEW YORK 14604
              (Name and address of agent for service)

Telephone  number,  including  area code, of agent for service:  (716) 258-
2800
                   ____________________________

  Approximate date of commencement of proposed sales to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
                   ____________________________

                     (continued on next page)




                 CALCULATION OF REGISTRATION FEE


                              PROPOSED  PROPOSED
                              MAXIMUM   MAXIMUM
SECURITIES     AMOUNT         OFFERING  AGGREGATE      AMOUNT OF
  TO BE        TO BE          PRICE     OFFERING       REGISTRATION
REGISTERED     REGISTERED     PER SHARE* PRICE*        FEE


Class A        500,000        $43.38    $21,690,000    $7,479.31
Common Stock   shares
par value $.015
per share


* Estimated solely for purposes of calculating registration fee. Per-share price and aggregate offering price are calculated pursuant to Rule 457(h) based upon the average of the High and Low Prices quoted for the Registrant's Class A Common Stock in over-the-counter trading on June 20, 1996 ($43.38) multiplied by the number of shares being registered hereby.

The Index of Exhibits filed with this Registration Statement is found at page 9.

                    INCORPORATION BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the contents of the Company's prior Form S-8 Registration Statements relating to this Plan, Registration Numbers 33-36546, effective August 27, 1990 (the Company's "1990 Form S-8"), 33-52174, effective September 18, 1992 (the Company's "1992 Form S-8"), 33-87056, effective December 5, 1994 (the Company's "1994 Form S-8"), and 333-01219, effective February 26, 1996 (the Company's "1996 Form S-8") are incorporated by reference herein.


                             PART II

                      INFORMATION REQUIRED IN
                    THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been or will in the future be filed by ACC Corp. (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated in this Registration Statement by reference:

     1.The Company's Annual Report on Form 10-K for its year ended December 31, 1995 filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains certified financial statements for the Company's fiscal year ended December 31, 1995.

     2.The Company's Quarterly Report on Form 10-Q for its quarter ended March 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     3. The Company's Current Reports on Form 8-K filed with the SEC on February 22, 1996 and April 15, 1996.

4.All other reports filed pursuant to Section 13(a) or 15 (d) of the Exchange Act since December 31, 1995.

     5.The Company's Notice of Annual Meeting of Shareholders and Proxy Statement for its Annual Meeting of Shareholders to be held on June 14, 1996, filed pursuant to Section 14 of the Exchange Act.

     6.The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not required.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") permits the Company to indemnify any Director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he/she is or was an officer or Director of the Company, if in any civil action or proceeding it is determined that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, it is determined that he/she had no reasonable cause to believe his/her conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or Director against expenses incurred in an action by or in the right of the Company if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company, unless allowed by the court in which such action is brought. This statute requires indemnification of such officers and Directors against expenses to the extent they may be successful in defending any such action. The statute also permits purchase of liability insurance by the Company on behalf of its officers and Directors.

     Article Seven, Section 2 of the Company's Certificate of Incorporation and Article V of its Bylaws (collectively its "charter documents") generally provide for the mandatory indemnification of and advancement of litigation expenses to the Company's Directors, officers and employees to the fullest extent permitted by the DGCL against all liabilities, losses and expenses incurred in connection with any action, suit or proceeding in which any of them become involved by reason of their service rendered to the Company or, at its request, to another entity; PROVIDED that it is determined, in connection with any civil action, that the indemnitee acted in good faith and in a manner that he/she reasonably believed to be in or not opposed to the Company's best interests, and in connection with any criminal proceeding, that the indemnitee had no reasonable cause to believe his/her conduct was unlawful. These provisions of the Company's charter documents are not exclusive of any other indemnification rights to which an indemnitee may be entitled, whether by contract or otherwise. The Company may also purchase liability insurance on behalf of its Directors and officers, whether or not it would have the obligation or power to indemnify any of them under the terms of its charter documents or the DGCL.

     The Company has acquired and maintains liability insurance for the benefit of its Directors and officers for serving in such capacities. It has also entered into indemnification agreements with each of its Directors and executive officers pursuant to which the Company has agreed to indemnify, subject to the terms thereof, each of them to the fullest extent authorized or permitted by the DGCL as well as any other law authorizing or permitting such indemnification adopted after the respective dates of such agreements, and to the fullest extent permitted by law, against litigation costs and liabilities incurred in connection with any threatened, pending or completed action, suit, proceeding or investigation by reason of the fact that such Director or executive officer is or was serving in any such capacity or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Exhibit Index.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         POWER OF ATTORNEY

     Registrant and each person whose signature appears below hereby appoints David K. Laniak, Arunas A. Chesonis and Michael R. Daley, and each of them, as attorneys-in-fact, each with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                            SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Rochester, New York, on this 21st day of June, 1996.

                                   ACC CORP.


                              By: /S/ DAVID K. LANIAK
                                   David K. Laniak,
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



Date: June __, 1996                By:

                                        Richard T. Aab, Director and
                                        Chairman of the Board



Date: June 21, 1996                By: /S/ DAVID K. LANIAK
                                        David K. Laniak,
                                        Chief   Executive   Officer  and  a
                                        Director





Date: June 21, 1996                By: /S/ ARUNAS A. CHESONIS
                                        Arunas A. Chesonis,
                                        President and Chief Operating Officer
                                        and a Director



Date: June 21, 1996                By: /S/ MICHAEL R. DALEY
                                        Michael R. Daley,
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)



Date: June 21, 1996                By: /S/ HUGH F. BENNETT
                                        Hugh F. Bennett, Director


Date: June __, 1996                By:
                                        Willard Z. Estey, Director


Date: June 21, 1996                By: /S/ DANIEL D. TESSONI
                                        Daniel D. Tessoni, Director


Date: June 21, 1996                By: /S/ ROBERT M. VAN DEGNA
                                        Robert M. Van Degna, Director

                           EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION                   LOCATION

4-1            ACC Corp. Employee Long Term       Filed herewith
               Incentive Plan, as amended

5-1            Opinion of Underberg & Kessler,    Filed herewith
               Counsel to the Company

23-1           Consent of Underberg & Kessler,    Included in its
               Counsel to the Company             Opinion filed
                                                  as Exhibit 5-1

23-2           Consent of Arthur Andersen LLP,    Filed herewith
               Independent Public Accountants

24-1           Power of Attorney                  See Part II of
                                                  Registration
                                                  Statement